ASSIGNMENT AND ASSUMPTION OF LEASE

     MAGNUM VIDEO 1, INC., a Nebraska corporation, ("Assignor"), hereby assigns, transfers, conveys and sets over unto AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP,, a Minnesota limited partnership (the "Assignee"), its successors and assigns, for TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, all of Assignor's right, title and interest as Landlord in and to that certain Lease dated June 23, 1998, between Assignor and Hollywood Entertainment Corporation for the following described property:

  Lot 1, Block 2, Roosevelt Heights Addition to the City of Minot, Ward County, North Dakota

(the "Lease"), including all amendments and supplements thereto, all security deposits and all other rights, privileges and interests, created under, arising out of or related to said Lease
on and after              1999 (the "Effective Date"), as well as
all of Assignor's obligations arising thereunder on and after the Effective Date. Assignor hereby indemnifies and agrees to defend and hold Assignee harmless for all matters and claims relating to the Lease arising prior to the Effective Date, including but not limited to Assignor's initial construction of Landlord's Work as described in the Lease.

     Assignee hereby accepts the aforementioned Assignment of Lease and as of the Effective Date assumes and agrees to be bound by all the terms, covenants, conditions and obligations on the part of Assignor hereafter to be performed on and after the Effective Date as provided by and at the time and manner set forth in the Lease, and Assignee hereby indemnifies and agrees to defend and hold Assignor harmless for all matters and claims relating to the Lease arising on and after the Effective Date.


     Executed as of June 29 1999.


     ASSIGNOR                      MAGNUM VIDEO 1, INC.
                                   a Nebraska corporation

                                   /s/ Joseph H Kutilek
                                   BY: Joseph H Kutilek, President

     ASSIGNEE                      AEI INCOME & GROWTH FUND XXII
                                   LIMITED PARTNERSHIP,
                                   a Minnesota limited partnership

                                   BY:AEI FUND MANAGEMENT XXI, INC.,
                                   a Minnesota corporation-General
                                   Partner

                                  /s/ Robert P Johnson
                                   BY: /s/ Robert P Johnson,
                                   Its President

STATE OF NEBRASKA  )
                   )Ss.
COUNTY OF DOUGLAS  )

     The foregoing instrument was acknowledged before me on June
29, 1999,by Joseph H. Kutilek, President of Magnum Video 1, Inc., a Nebraska corporation on behalf of the corporation.


               /s/ KATHERINE A. ZUERLEIN
                    Notary Public

     [notary seal]



    The foregoing instrument was acknowledged before me on July 12, 1999, by Robert P Johnson, President of AEI Fund Management XXI, Inc., corporate general partner of AEI Income & Growth Fund XXII Limited Partnership, a Minnesota limited partnership on behalf of the partnership.



     /s/ Michael B Daugherty
           Notary Public


[notary seal]